CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We consent to the references to our firm in the Registration Statement on Form N-14 of TIP Funds and to the use of our report dated June 14, 2001 on the financial statements and financial highlights of the Titan Financial Services Fund, a series of shares of the Professionally Managed Portfolios. Such financial statements and financial highlights appear in the 2001 Annual Report to Shareholders, which is incorporated by reference in the Registration Statement.


                                                 TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
July 26, 2001